Exhibit 10.1

SECOND AMENDMENT AND ADDITIONAL BORROWER CONSENT
This SECOND AMENDMENT AND ADDITIONAL BORROWER CONSENT (this “Amendment and Consent”) is dated as of May 1, 2016 and is entered into by and among ACCO Brands Corporation, a Delaware corporation (“Holdings”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), each of the Lenders (as defined in the Credit Agreement referenced below, the “Lenders”) and the Guarantors listed on the signature pages hereto, and is made with reference to that certain Second Amended and Restated Credit Agreement, dated as of April 28, 2015 (as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of July 7, 2015 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, certain Subsidiaries of Holdings from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent. Unless otherwise stated, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement (as defined below).
RECITALS
WHEREAS, (i) pursuant to and in accordance with Section 1.09 of the Credit Agreement, Holdings has requested that ACCO Brands Australia Holding Pty. Ltd., a Foreign Subsidiary of Holdings formed under the laws of Australia (the “Australian Borrower”), be added as a Foreign Borrower under the Revolving Credit Facility and (ii) in connection with the execution and delivery of that certain Incremental Joinder Agreement (the “Incremental Joinder Agreement”) dated as of the date hereof, among Holdings, the other Loan Parties, the Incremental Lenders party thereto and the Administrative Agent, Holdings has requested that the Australian Borrower be added as a Foreign Borrower with respect to the Series AUD Incremental Term A Loans (as defined in the Incremental Joinder Agreement);
WHEREAS, pursuant to the Incremental Joinder Agreement, Holdings intends to establish, on or about the date hereof, a Series of Incremental Term Loan A Commitments pursuant to Section 2.14 of the Credit Agreement;
WHEREAS, the Administrative Agent and each of the Lenders hereby consent to the addition of the Australian Borrower as a Foreign Borrower under the Revolving Credit Facility and with respect to the Series AUD Incremental Term A Loans pursuant to the terms set forth herein; and
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION I.    ADDITIONAL BORROWER CONSENT
Each of the Lenders and the Administrative Agent hereby consent to the addition of the Australian Borrower as a Foreign Borrower under, and in accordance with, the terms set forth in the Credit Agreement on the Effective Date (as defined in Section III below); provided, that no Base Rate Loans may be borrowed by the Australian Borrower, and no Loans borrowed by the Australian Borrower may be converted into Base Rate Loans.

SECTION II.    AMENDMENT TO CREDIT AGREEMENT
Holdings hereby requests that the Credit Agreement be amended (the Credit Agreement, as modified by this Amendment and Consent, the “Amended Credit Agreement”), and upon the Effective Date, the Credit Agreement shall be amended as follows:
(a)    Amendments of Section 1.01. Section 1.01 of the Credit Agreement is hereby revised by:
(i)    Inserting the following definitions in the appropriate alphabetical order therein:
“Australian Borrower” means ACCO Brands Australia Holding Pty. Ltd., a Foreign Subsidiary of Holdings formed under the laws of Australia.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“PPSA” means the Personal Property Securities Act 2009 (Cth).
“PPS Law” means (a) the PPSA, (b) any regulation or subordinated legislation made under or corresponding to the PPSA, and (c) any amendments made at any time to any other legislation, regulation or subordinated legislation as a consequence of the PPSA or any regulation or subordinated legislation made under or corresponding to the PPSA.

“Second Amendment” means that certain Second Amendment and Additional Borrower Consent among Administrative Agent, Lenders, and Borrowers dated as of May 1, 2016.
“Second Amendment Effective Date” has the meaning assigned to the term “Effective Date” in the Second Amendment.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(ii)    Deleting the period at the end of the definition of “Australian BBSR Rate” and adding the following proviso therein: “; and further provided, however, that at no time will the Australian BBSR Rate be deemed to be less than 0% per annum”
(iii)    Making the following change to the definition of “Business Day”: replacing the word “Melbourne” with the word “Sydney”.
(iv)    Making the following changes to the definition of “Defaulting Lender”: Deleting the word “or” before the symbol “(iii)” and inserting the words “or (iv) become the subject of a Bail-in Action” after the words “such proceeding or appointment “.
(b)    Amendment of Section 2.05(b).  Section 2.05(b) of the Credit Agreement is hereby revised by:
(i)    Amending Section 2.05(b)(i) of the Credit Agreement by (A) inserting “(x)” between the word “Subsidiaries” and the word “Disposes”, (B) inserting the words “, so long as any Series AUD Incremental Term A Loans are then outstanding, any real property located in Australia, or” between the words “other than” and the words “any Disposition” , (C) inserting the phrase “or (y) Disposes of any real property located in Australia, the Australian Borrower shall prepay an aggregate principal amount of Series AUD Incremental Term A Loans equal to 100% of the Net Cash Proceeds of such Disposition” immediately after the phrase “is reached in such Fiscal Year” and (D) adding the phrase “in each case” immediately after “(“ and immediately before the phrase “such prepayments” ; and
(ii)    Amending Section 2.05(b)(v) of the Credit Agreement by inserting the following additional sentence at the end thereof:
“Each prepayment pursuant to Section 2.05(b)(i)(y) shall be applied, first, ratably to the Series AUD Incremental Term A Loans held by the applicable Incremental Term Loan A Lenders in accordance with their Applicable Percentages (allocated to the next four principal repayment installments thereof in direct order of maturity and, thereafter, on a pro rata basis to the remaining principal repayment installments thereof and the repayment at the final maturity thereof) and, second, to the extent any excess remains, in accordance with the first sentence of this Section 2.05(b)(v).”

(c)    Amendment of Section 2.16(b). Section 2.16(b) of the Credit Agreement is hereby revised by adding the words “and subject to Section 11.27” immediately after the words “agreed by the affected parties,” and before the words “, no change hereunder from Defaulting Lender to Revolving Credit Lender”.
(d)    Amendment of Section 3.01(e)(ii)(B)(1). Section 3.01(e)(ii)(B)(1) of the Credit Agreement is hereby revised by adding the words “or W-8BEN-E” between the words “W-8BEN” and “establishing”.
(e)    Amendment of Article 5. Article 5 is revised by adding Section 5.24 at the end thereof:
“Section 5.24    Compliance with EU Bail-in Regulation. None of the Loan Parties is an EEA Financial Institution.”
(f)    Amendment of Article 6. Article 6 is revised by adding Section 6.17 at the end thereof:
“Section 6.17    PPSA Policies and steps. Each Borrower will, where applicable, promptly take all reasonable steps which are prudent for its business under or in relation to the PPSA including doing anything reasonably requested by the Administrative Agent for that purpose.”
(g)    Amendment of Article 7. Article 7 is revised by adding Section 7.17 at the end thereof:
“Section 7.17    Limitation on Activities of Australian Borrower. In the case of Australian Borrower, notwithstanding anything to the contrary in this Agreement or in any other Loan Document:
(a)    conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations or own any assets other than (i) its ownership of the Equity Interests of ACCO Australia Pty Ltd. and its Subsidiaries and activities incidental thereto, including activities required to consummate any reorganization of ACCO Australia Pty Ltd. and its Subsidiaries and provision of management services thereto, (ii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees, (iii) activities relating to the performance of obligations under the Loan Documents, (iv) the making of Restricted Payments permitted to be made by Australian Borrower pursuant to Section 7.06 and (v) the receipt of Restricted Payments permitted to be made to Australian Borrower under Section 7.06; or
(b)    incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) the Obligations, (ii) obligations with respect to its Equity Interests and (iii) non-consensual obligations imposed by operation of law.
(h)    Amendment of Section 8.01(f). Section 8.01(f) of the Credit Agreement is hereby revised by adding “, administrator” between the words “rehabilitator” and “or”.
(i)    Amendment of Section 11.07(c). Section 11.07(c) of the Credit Agreement is hereby revised by inserting the following between the words “or similar legal process” and “provided”:
“(except that the parties agree to the extent permitted that they will not disclose information of the kind described by s275(1) of the PPSA except as permitted by any other provision of this clause or required by another law or regulation)”.

(j)    Amendment of Article 11. Article 11 is revised by adding a new Section 11.27 as follows:
“Section 11.27 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
(k)    Amendment to Agreed Security Principles. The following paragraph is hereby added to Schedule 1.01B:
“Notwithstanding anything to the contrary contained herein, (A) the Collateral shall not include any (i) real property located in Australia (but subject to the inclusion of a customary Australian featherweight charge), (ii) intellectual property described on Exhibit A to the Second Amendment, (B) with respect to any Subsidiary of the Australian Borrower (other than ACCO Australia Pty Ltd.), any time period for satisfying any of the Collateral and Guaranty Requirements with respect to such Subsidiary or its assets, shall be extended to the date that is ninety (90) days after the Second Amendment Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion) and (C) with respect to the Australian Borrower and ACCO Australia Pty Ltd. (in this Schedule 1.01B, each a “Grantor” and together “Grantors”), any time period for satisfying any of the Collateral and Guaranty Requirements solely with respect to the equity interests held by any Grantor in any other Australian Subsidiary (for the avoidance of doubt, other than with respect to the equity interests of ACCO Australia Pty Ltd. held by the Australian Borrower), shall be extended to the date that is ninety (90) days after the Second Amendment Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion)”.

SECTION III.    CONDITIONS TO EFFECTIVENESS
This Amendment and Consent shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):
(a)    This Amendment and Consent shall have been duly executed by Holdings, each Loan Party, the Administrative Agent and the Lenders and, in each case, duly executed counterparts thereof shall have been delivered to the Administrative Agent.
(b)    The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (or to be Loan Party) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)    a Borrower Joinder Agreement, duly executed and delivered by the Australian Borrower;
(ii)    a Foreign Obligations Guaranty, duly executed and delivered by each of Holdings and each Foreign Guarantor dated as of the date hereof;
(iii)    each document necessary to satisfy the Collateral and Guaranty Requirements with respect to the Australian Borrower, ACCO Australia Pty Ltd. and assets thereof in existence as of the Effective Date, as described on Schedule A hereto; and
(iv)    an opinion from (A) Vedder Price P.C., special U.S. counsel to the Loans Parties and (B) Minter Ellison, special Australian counsel to the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
(c)    The Administrative Agent shall have received from Holdings payment in immediately available funds of all accrued costs, fees and expenses (including reasonable fees, expenses and other charges of counsel) owing to the Administrative Agent pursuant to Section 11.04 of the Credit Agreement and Section 11.04 of the Amended Credit Agreement, as applicable, in connection with this Amendment and Consent.
(d)    The Administrative Agent and the Lenders shall have received at least seven (7) days prior to the Effective Date all documentation and other information reasonably requested in writing by them at least nine (9) days prior to the Effective Date in order to allow the Administrative Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
(e)    All approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority or any other Person necessary or required for the consummation of this Amendment and Consent shall have been received.
(f)    The representations and warranties contained in Article 5 of the Amended Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

(g)    There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs this Amendment and Consent or any of the other transactions contemplated by the Loan Documents, or that could reasonably be expected to have a Material Adverse Effect.
(h)    There has been no change, occurrence or development since December 31, 2015 that could reasonably be expected to have a Material Adverse Effect.
(i)    No Default or Event of Default shall exist or be continuing prior to or immediately after giving effect to this Amendment and Consent.
(j)    The Administrative Agent shall have received a fully executed copy of the Incremental Joinder Agreement and, concurrently with the occurrence of the Effective Date, the Increased Amount Date (as defined in the Incremental Joinder Agreement) shall have occurred.
Notwithstanding anything herein to the contrary, for purposes of determining compliance with the conditions specified in this Section III, each Lender shall be deemed satisfied with each document and each other matter required to be reasonably satisfactory to such Lender unless, prior to the Effective Date, the Administrative Agent receives notice from such Lender specifying such Lender’s objections.
SECTION IV.    REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent, and each of the Lenders to enter into this Amendment and Consent and to amend the Credit Agreement in the manner provided herein, each Loan Party represents and warrants on and as of the Effective Date to each of the Administrative Agent, the L/C Issuers, the Swing Line Lender and each of the Lenders as follows:
4.1    Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under, this Amendment and Consent, the Amended Credit Agreement and the other Loan Documents, as applicable.
4.2    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment and Consent and the Amended Credit Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
4.3    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required, except as have been obtained or made and are in full force and effect, in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment and Consent, the Amended Credit Agreement or any other Loan Document to which such Loan Party is a party.

4.4    Binding Effect. This Amendment and Consent and the Amended Credit Agreement have been duly executed and delivered by each of the Loan Parties party thereto. Each of this Amendment and Consent and the Amended Credit Agreement constitute a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
4.5    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article 5 of the Amended Credit Agreement are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.
4.6    Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment and Consent that would constitute an Event of Default or a Default.
SECTION V.    ACKNOWLEDGMENT AND CONSENT
Each Loan Party hereby confirms its pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment and Consent or any of the transactions contemplated thereby, such pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as supplemented, amended, amended and restated or otherwise modified in connection with this Amendment and Consent and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.
Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the Collateral Documents to which it is a party, the U.S. Obligations Guaranty and this Amendment and Consent and consents to the amendment of the Credit Agreement effected pursuant to this Amendment and Consent. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case, as such terms are defined in the applicable Loan Document).
Each Guarantor acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and Consent.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment and Consent, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and Consent and (ii) nothing in the Credit Agreement, this Amendment and Consent or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement.
SECTION VI.    MISCELLANEOUS
6.1    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)    On and after the Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to Amended Credit Agreement.
(ii)    Except as specifically amended by this Amendment and Consent, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    The execution, delivery and performance of this Amendment and Consent shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Amended Credit Agreement or any of the other Loan Documents.
6.2    Headings. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment and Consent or any other Loan Document.
6.3    Loan Document. This Amendment and Consent shall constitute a “Loan Document” under the terms of the Amended Credit Agreement.
6.4    Applicable Law; Miscellaneous. THIS AMENDMENT AND CONSENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Section 11.14 and Section 11.15 of the Amended Credit Agreement are incorporated by reference herein and made a part hereof.
6.5    Counterparts. This Amendment and Consent may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment and Consent by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment and Consent.
6.6    Further Assurances. Each of the Loan Parties shall execute and deliver such additional documents and take such additional actions as may be reasonably requested by the Administrative Agent to effectuate the purposes of this Amendment and Consent.

6.7    No Novation. Each of the parties hereto acknowledges and agrees that the terms of this Amendment and Consent do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by this Amendment and Consent.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS AND U.S. BORROWER:	ACCO BRANDS CORPORATION

By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President & Chief Financial Officer

GUARANTORS:     ACCO BRANDS CORPORATION
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President & Chief Financial Officer
ACCO BRANDS USA LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President & Chief Financial Officer
GENERAL BINDING LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President
ACCO BRANDS INTERNATIONAL, INC.
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President
ACCO EUROPE FINANCE HOLDINGS, LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President

ACCO EUROPE INTERNATIONAL HOLDINGS, LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President
GBC INTERNATIONAL, INC.
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer
ACCO INTERNATIONAL HOLDINGS, INC.
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President
NESCHEN GBC GRAPHIC FILMS, LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Supervisory Director

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender

By: /s/ Jonathan M. Phillips
Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Mark H. Halldorson
Name: Mark H. Halldorson
Title: Director

BARCLAYS BANK PLC,, as a Lender

By: /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

COMPASS BANK, as a Lender

By: /s/ Mike McLean
Name: Mike McLean
Title: Senior Vice President

BANK OF MONTREAL, as a Lender

By: /s/ Joan Murphy
Name: Joan Murphy
Title: Director

FIFTH THIRD BANK, as a Lender

By: /s/ S. Bradley McDougall
Name: S. Bradley Dougall
Title: Vice President

NORTHERN TRUST COMPANY, as a Lender

By: /s/ John Lascody
Name: John Lascody
Title: Vice President

PNC BANK NA, as a Lender

By: /s/ Kristin L. Lenda
Name: Kristin L. Lenda
Title: Senior Vice President

THE PRIVATE BANK AND TRUST COMPANY, as a Lender

By: /s/ Adam Ruchim
Name: Adam Ruchim
Title: Officer